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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                              --------------------

                                   FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 29, 2002


                           TeleSpectrum Worldwide Inc.
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             (Exact name of registrant as specified in its charter)


        Delaware                      0-21107                  23-2845501
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(State or other jurisdiction          (Commission           (I.R.S. Employer
     of incorporation)                File Number)          Identification No.)


 443 South Gulph Road, King of Prussia, Pennsylvania           19406
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(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (610) 878-7400
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On April 29, 2002, TeleSpectrum Worldwide Inc. (the "Company"), entered into agreements with its bank lenders which resulted in a recapitalization of its balance sheet and a change of control of the Company. Under the terms of such agreements, the amounts due under the Company's then existing credit facilities, totaling approximately $161 million, were converted into (a) a three-year $25 million term facility, (b) $40 million of the Company's newly designated Series A Preferred Stock and (c) shares of the Company's newly designated Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible into shares of the Company's common stock representing 95% of the common stock on a fully diluted basis and votes together with the common stock on an as converted basis. A portion of the Series B Convertible Preferred Stock was converted into shares of common stock immediately after the closing of the recapitalization, and the remainder will convert into shares of common stock as soon as the Company amends its Certificate of Incorporation to increase the authorized number of shares of common stock. Such amendment requires approval of the Company's stockholders.

         As a result of the recapitalization, the bank lenders beneficially own 95.2% of the outstanding voting securities of the Company (including both the outstanding common stock and the Series B Preferred Stock). The lenders that comprise the bank group which assumed control of the Company are BNP Paribas, Endeavor LLC, Fleet National Bank, First Dominion Funding III, First Source Loan Obligations Trust, TBH-I, L.P., Van Kampen Prime Rate Income, Van Kampen Senior Floating Rate Fund, Van Kampen Senior Income Trust, Well Fargo Bank, N.A., Archimedes Funding, L.L.C., Archimedes Funding II, LTD., Endurance CLO I, LTD., KZH ING-2 L.L.C. and KZH ING-3 L.L.C.

         In connection with the recapitalization, the Company, the bank lenders, and BNP Paribas, as administrative agent for the bank lenders, among others, entered into a stockholders agreement. Pursuant to the stockholders agreement, all of the bank lenders' shares will be voted by the administrative agent, pursuant to irrevocable proxies, with respect to, among other things: (a) having the Company's Board of Directors be comprised of no less than five members, (b) electing as directors three designees of the bank group, none of whom shall be employees of a bank lender, and (c) electing as directors two designees of the Company's senior officers, one of which designee shall be the Company's Chief Executive Officer.

         The Company's Board of Directors currently is comprised of three designees of the bank lenders and Chris Williams, the Company's Chief Operating Officer. The Company's former Chief Executive Officer, J. Peter Pierce, who was a member of the Board of Directors, has resigned and is in the process of transitioning his responsibilities.

         On April 30, 2002, the Company issued a press release relating to the recapitalization, a copy of which is attached hereto as Exhibit 99.9 and incorporated herein by reference.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits

         3.1 Certificate of Designations of Series A Preferred Stock of TeleSpectrum Worldwide Inc. (incorporated by reference to
                  Exhibit 3.02 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

         3.2 Certificate of Designations of Series B Convertible Preferred Stock of TeleSpectrum Worldwide Inc. (incorporated by reference to Exhibit 3.03 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

         99.1 Preferred Stock Issuance and Restructuring Agreement dated as of April 29, 2002 among TeleSpectrum Worldwide Inc., the Lenders named therein and BNP Paribas.

         99.2 Stockholders Agreement dated as of April 29, 2002 among TeleSpectrum Worldwide Inc., the stockholders signatory thereto, the Management Agent and the Administrative Agent.

         99.3 Second Amended and Restated Credit Agreement dated as of April 29, 2002 among TeleSpectrum Worldwide Inc., the Lenders named therein and BNP Paribas, as agent.

         99.4     Sales Makeup Plan dated as of April 29, 2002.

         99.5 Amendment to Employment Agreement dated as of April 29, 2002 between TeleSpectrum Worldwide Inc. and J. Peter Pierce.

         99.6 Amendment to Employment Agreement dated as of April 29, 2002 between TeleSpectrum Worldwide Inc. and Christopher Williams.

         99.7 Amendment to Employment Agreement dated as of April 29, 2002 between TeleSpectrum Worldwide Inc. and Kurt Dinkelacker.

         99.8 Amendment to Employment Agreement dated as of April 29, 2002 between TeleSpectrum Worldwide Inc. and Joseph Nezi.

         99.9     Press Release of TeleSpectrum Worldwide Inc. dated April 30,
                  2002.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 13, 2002            TELESPECTRM WORLDWIDE INC.





                                By: /s/ Kurt Dinkelacker
                                   ---------------------------------------------
                                     Kurt Dinkelacker, Chief Financial Officer


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